UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2018

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tennant Company (the “Company”) held its 2018 Annual Shareholders Meeting on April 25, 2018 for purposes of electing three directors to a three-year term, ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018, approving an amendment to the Company’s Restated Articles of Incorporation to adopt majority voting for the election of directors in uncontested elections, and approving, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers. Results of shareholder voting on these matters were as follows:

	For	Withhold	Broker Non-Vote
1. Each of the following three directors was elected for a three-year term expiring in 2021:
Azita Arvani	15,494,970	386,009	—
David Wichmann	15,467,250	413,729	—
Steve Sonnenberg	15,430,283	450,696	—

	For	Against	Abstain	Broker Non-Vote
2. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was ratified.	16,555,792	174,388	43,399	—

	For	Against	Abstain	Broker Non-Vote

3. The amendment to the Company’s Restated Articles of Incorporation to adopt majority voting for the election of directors in uncontested elections was approved.	15,727,363	71,085	82,531	892,600

	For	Against	Abstain	Broker Non-Vote
4. Advisory approval of executive compensation was received.	14,038,278	830,215	1,012,486	892,600

There were 17,894,301 shares of common stock entitled to vote at the meeting and a total of 16,773,579 shares were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: April 30, 2018	By:	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
Senior Vice President, General Counsel and Secretary